UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2019

Cardtronics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-37820	98-1304627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3250 Briarpark Drive, Suite 400, Houston, Texas	77042
(Address of principal executive offices)	Zip Code

(832) 308-4000

(Registrant’s telephone number, including area code)

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Schedule 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Fourth Amended and Restated Stock Incentive Plan

On January 18, 2019, the Board of Directors (the “Board”) of Cardtronics plc (the “Company”) approved and adopted, upon the recommendation of the Compensation Committee of the Board, an amendment and restatement of the Company’s Third Amended and Restated 2007 Stock Incentive Plan (as amended and restated, the “Plan”) pursuant to Section XIV of the Plan (Amendment and Termination of the Plan).  The Plan implements various administrative changes and other clarifications, updates and conforming revisions.

Among other things, the Plan:

•                  Removes provisions relating to performance goals and conditions previously intended to satisfy Section 162(m) of the Internal Revenue Code, as amended.

•                  Amends the definition of “Corporate Change” with the effect that any person acquiring or gaining ownership or control, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting shares of the Company entitled to vote generally in the election of its directors would result in a Corporate Change.

•                  Conforms rights and responsibilities of the plan administrator with respect to the treatment of options and stock appreciation rights in connection with a Corporate Change to similarly apply to restricted stock units, restricted stock and phantom stock awards.

•                  Provides for awards issued under the Plan to be subject to forfeiture or clawback provisions in the event of the recipient’s termination for cause, resignation by the participant when cause exists, or violation of a continuing obligation to the Company, and provides for relevant definitions.

•                  Provides that, in a merger or other transaction, awards assumed from another company will not be counted against the share reserve.

•                  Requires dividends and dividend equivalents to also be subject to restrictions on underlying awards.

•                  Clarifies adjustment provisions in the event of corporate transactions.

Item 8.01 Other Events.

As previously disclosed, on October 31, 2018, the Board appointed Mark Rossi as an independent, non-executive Chairman of the Board in connection with the departure of Dennis Lynch from the Board and his role as Chairman.  The Company also previously disclosed that the Board had appointed Warren Jenson and Douglas Braunstein as independent members of the Board.  In connection with the foregoing Board changes, on January 18, 2019, the Board, upon the recommendation of the Nominating and Governance Committee, determined to reconstitute its committees as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee
Juli Spottiswood (Chair) Patrick Phillips Jorge Diaz Julie Gardner	Patrick Phillips (Chair) Julie Gardner Douglas Braunstein Warren Jenson	Timothy Arnoult (Chair) Jorge Diaz Mark Rossi Juli Spottiswood	Warren Jenson (Chair) Timothy Arnoult Douglas Braunstein Mark Rossi

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDTRONICS PLC

By:	/s/ Gary W. Ferrera
Gary W. Ferrera
Chief Financial Officer
January 22, 2019